UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2005

PRIVATEBANCORP, INC.
(Exact name of registrant as specified in its charter)

_____________________________

Delaware (State or other jurisdiction of Incorporation)	000-25887 (Commission File Number)	36-3681151 (I.R.S. Employer Identification No.)
Ten North Dearborn Chicago, Illinois (Address of principal executive offices)		60602 (Zip Code)

Registrant’s telephone number, including area code (312) 683-7100

Not Applicable
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On November 21, 2005, pursuant to the Indenture, dated as of February 8, 2001 between PrivateBancorp, Inc. (the “Company”) and Wilmington Trust Company (“Wilmington”), as Indenture Trustee, the Company gave notice to Wilmington, as Property Trustee of PrivateBancorp Capital Trust I (the “Trust”), of its intention to redeem on December 31, 2005 all $20,618,560 aggregate principal amount of its 9.50% Junior Subordinated Debentures due 2030 (the “Debentures”) held by the Trust. The redemption price will be equal to 100% of the principal amount of the Debentures, or $20,618,560, plus accrued unpaid interest.

As a result of the redemption of the Debentures, and pursuant to the Amended and Restated Trust Agreement, dated as of February 8, 2001 among the Company, Wilmington, as Property Trustee and Delaware Trustee, and the Administrative Trustees named therein, the trust preferred securities (the “Trust Securities”) issued by the Trust will be redeemed on December 31, 2005. Following the redemption, the Company’s capital ratios will continue to comply with all applicable regulatory capital requirements and the Company and its bank subsidiaries will continue to be considered “well capitalized” for regulatory purposes.

On November 22, 2005, the Company issued a press release announcing the redemption of the Trust Securities issued by the Trust. The press release announcing the redemption is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated November 22, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATEBANCORP, INC. (Registrant) By: /s/ Ralph B. Mandell Ralph B. Mandell Chairman of the Board and Chief Executive Officer

Date: November 22, 2005

INDEX TO EXHIBITS

Exhibit
99.1	Press Release, dated November 22, 2005.